Exhibit 10.6

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Form of Restricted Stock Unit Agreement

Constant Contact, Inc. Second Amended and Restated 2011 Stock Incentive Plan

AGREEMENT (the “Agreement”) made between Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and [                    ] (“you”).

For valuable consideration, receipt of which is acknowledged, the Company and you agree as follows:

1.	Grant of RSUs.

On [                    ] (the “Grant Date”) and subject to the terms and conditions set forth in this Agreement and in the Constant Contact, Inc. Second Amended and Restated 2011 Stock Incentive Plan (the “Plan”), the Company has granted you Restricted Stock Units (“RSUs”) providing you with the right to receive [                ] shares of common stock (“Common Stock”), $0.0001 par value per share, of the Company (the “Shares”).

2.	Vesting and Forfeiture.

(a) While you remain employed by, or engaged to provide services on an individual basis to, the Company, 25% of the RSUs will vest on the first anniversary of [                                ], and 25% of the RSUs will vest at the end of each successive one-year period thereafter, such that 100% of the RSUs will be fully vested on [                    ]. The date upon which any of the RSUs vest will be considered a “Vesting Date” for the RSUs that vest on that date. Any fractional Shares that would otherwise vest as of a particular date will be rounded down and carried forward to the next Vesting Date until a whole Share can be issued.

(b) Notwithstanding Section 2(a), if, within the one-year period following a Change in Control Event (as defined in Section 2(d)(i) below) your employment is terminated by the Company without Cause (as defined in Section 2(d)(ii) below), then all remaining unvested RSUs shall become fully vested and free from all forfeiture restrictions as of the date of such termination.

(c) Absent any contrary provision in the Plan or any other applicable plan or agreement, if you cease to be employed by, or engaged to provide services on an individual basis to, the Company for any reason or no reason, you will immediately and automatically forfeit all rights to any of your RSUs that have Vesting Dates after the date your employment or other service providing relationship with the Company ends.

(d) For the purposes of this Agreement:

i. “Change in Control Event” shall mean the occurrence of one or more of the following events:

1. the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

2. a change in the composition of the Company’s Board of Directors (the “Board”) that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

3. the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

4. the liquidation or dissolution of the Company.

ii. “Cause” shall mean: (1) if you are a party to an employment, service or severance agreement with the Company that contains a definition of “cause” for termination of employment or service, the meaning ascribed to such term in such agreement or (2) otherwise, any of (w) your willful failure substantially to perform your duties and responsibilities to the Company or deliberate violation of a Company policy; (x) your commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (y) unauthorized use or disclosure by you of any proprietary information or trade secrets of the Company or any other party to whom you owe an obligation of nondisclosure as a result of your relationship with the Company; or (z) your willful breach of any of your obligations under any written agreement or covenant with the Company (including, without limitation, breach by you of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between you and the Company), as determined by the Company, which determination shall be conclusive. Your employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after your resignation, that termination for Cause was warranted.

3.	Issuance of Shares.

Subject to the terms and conditions of this Agreement (including any Withholding Tax obligations), after each Vesting Date, the Company will issue to you (or your estate, or an account at a brokerage firm designated by the Company), within three (3) business days following such Vesting Date, one Share for each RSU that vested on such Vesting Date. Until each applicable Vesting Date, you will have no rights to any Shares, and until the Company delivers the Shares to you, you will not have any rights associated with such Shares, including without limitation voting rights, dividends or dividend equivalents.

4.	Transferability.

The RSUs and Shares they represent may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) (collectively, a “transfer”), except that this Agreement may be transferred by the laws of descent and distribution or as otherwise permitted under the Plan. You may only transfer the Shares that may be issued pursuant to this Agreement following their issuance to you.

5.	Withholding Taxes.

(a) You acknowledge that you have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the actions contemplated by this Agreement. You affirm that you are relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

(b) The Company’s obligation to deliver Shares to you upon or after the vesting of the RSUs shall be subject to your satisfaction of all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax related withholding requirements, as determined by the Company (“Withholding Taxes”).

(c) You acknowledge and agree that the Company has the right to deduct from payments of any kind otherwise due to you any Withholding Taxes to be withheld with respect to the actions contemplated by this Agreement.

(d) Without limiting the generality of the foregoing Section 5(c), except as provided in the next sentence, the Company shall withhold a number of Shares issuable in payment of any vested RSUs having a Fair Market Value, as of the Vesting Date of such RSUs, equal to the Withholding Taxes with respect to such RSUs. If the Company cannot (under applicable legal, regulatory, listing or other requirements, or otherwise) satisfy such Withholding Taxes in such method, the Company may satisfy such Withholding Taxes by any one or combination of the following methods: (i) by requiring you to pay such Withholding Taxes in cash or by check; (ii) by deducting such Withholding Taxes out of any other compensation otherwise payable to you by the Company; (iii) by allowing you to surrender shares of Common Stock which (x) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by you for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (y) have a Fair Market Value on the date of surrender equal to such Withholding Taxes; and/or (iv) by selling or arranging to sell such number of shares issuable in respect of any vested RSUs. The Company is hereby authorized to take such actions as are necessary to effect the withholding of any and all such Withholding Taxes in accordance with this Section 5(d).

6.	Securities Laws.

Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue, and you may not sell, assign, transfer or otherwise dispose of, any shares of Common Stock received as payment of the RSUs, unless (a) there is in effect with respect to the shares of Common Stock received as payment of the RSUs a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Compensation Committee (the “Committee”) of the Company’s Board of Directors, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Common Stock received as payment of the RSUs, as may be deemed necessary or advisable by the Company to comply with such securities law or other restrictions.

7.	Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to you with this Agreement. Any capitalized terms used in this Agreement but not otherwise defined in the Agreement shall have the same meaning as in the Plan.

8.	Miscellaneous.

(a) No Rights to Service. You acknowledge and agree that the grant of the RSUs pursuant to Section 1 and their vesting pursuant to Section 2 do not constitute an express or implied promise of continued service with the Company for the vesting period of the RSUs, or for any period.

(b) Provisions of the Plan. This RSUs are subject to the provisions of the Plan, a copy of which is furnished to you with this Agreement.

(c) Section 409A. This Agreement is intended to comply with the requirements of Section 409A and shall be construed consistently therewith. In any event, the Company makes no representation or warranty and will have no liability to you or any other person, other than with respect to payments made by the Company in violation of the provisions of this Agreement, if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.

(d) Unsecured Creditor. This Agreement shall create a contractual obligation on the part of Company to make payment of the RSUs credited to your account at the time provided for in this Agreement. Neither you nor any other party claiming an interest in the RSUs or related stock hereunder shall have any interest whatsoever in any specific assets of the Company. Your right to receive payments hereunder shall be that of an unsecured general creditor of Company.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company or the Committee.

(g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and you and its and your respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(h) Notice. Except as provided in Section 8(k), all notices required or permitted hereunder shall be in writing or provided and deemed effectively given upon personal delivery or five calendar days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at, for the Company, its primary business address (attention: Chief Administrative Officer and, for you, at your home address as reflected in the records of the Company, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(h).

(i) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

(j) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(k) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan or awards granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means or allow you to provide notices by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, you agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(l) Your Acknowledgments. You acknowledge that you: (i) have read this Agreement; (ii) have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of your own choice or have voluntarily declined to seek such counsel; (iii) understand the terms and consequences of this Agreement; and (iv) are fully aware of the legal and binding effect of this Agreement.

[Signatures on Page Following]

IN WITNESS WHEREOF, the Company has caused this grant to be executed under its corporate seal by its duly authorized officer. This grant shall take effect as a sealed instrument.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:
Name:
Title:

Dated:

PARTICIPANT’S ACCEPTANCE

By signing below (or by accepting the foregoing grant through such other means as may be established by the Company or its third-party administrator from time to time), I hereby accept the foregoing grant and agree to the terms and conditions thereof and acknowledge receipt of a copy of the Plan.

PARTICIPANT:

Address:

Dated: